UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

Jackson Acquisition Company II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42432	98-1810786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Northwinds Parkway Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

(770) 643-5605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right to acquire one-tenth (1/10) of one Class A ordinary share	JACS.U	New York Stock Exchange LLC
Class A ordinary share, par value $0.0001 per share	JACS	New York Stock Exchange LLC
Rights, each right to acquire one-tenth (1/10) of one Class A ordinary share	JACS.R	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 27, 2025, Jackson Acquisition Company II (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that, commencing January 30, 2025, holders of the units (the “Units”) sold in the Company’s initial public offering completed on December 11, 2024 may elect to separately trade the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and the Company’s rights to receive one-tenth (1/10) of a Class A Ordinary Share upon the consummation of an initial business combination (the “Rights”) included in the Units. Each Unit consists of one Class A Ordinary Share and one Right. The Class A Ordinary Shares and Rights that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “JACS” and “JACS.R,” respectively. Those Units not separated will continue to trade on the NYSE under the symbol “JACS.U.” Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Ordinary Shares and Rights.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated January 27, 2025
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jackson Acquisition Company II

Date: January 27, 2025	By:	/s/ Richard L. Jackson
	Name:	Richard L. Jackson
	Title:	Chief Executive Officer

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